Exhibit 23.3


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                       Consent of Independent Accountants

We consent to the inclusion in this registration statement on Form S-4 of our report dated March 10, 1995, on our audits of the financial statements of Denver and Ephrata Telephone and Telegraph Company. We also consent to the reference to our firm under the caption "Experts."


                                          /s/ Coopers & Lybrand L.L.P.
                                          -------------------------------------

Coopers & Lybrand L.L.P.
Philadelphia, Pennsylvania
December 20, 1996